Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $375 MILLION
FOR THE FIRST QUARTER OF 2023

New York, NY, May 1, 2023: Loews Corporation (NYSE: L) today released its first quarter 2023 financial results.

First Quarter highlights:

Loews Corporation reported net income of $375 million, or $1.61 per share, in the first quarter of 2023 compared to $322 million, or $1.29 per share, in the first quarter of 2022. The following are the key highlights:

•The increase in net income was driven by higher investment returns at the Parent Company and improved results at Loews Hotels & Co.
•CNA posted higher net investment income and a record high quarter of underlying underwriting income, partially offset by higher catastrophe losses, unfavorable prior year loss reserve development, and higher investment losses.
•Net income at Boardwalk Pipelines was relatively unchanged, as higher revenues were offset by an increase in maintenance costs.
•Loews repurchased 8.2 million shares for a total cost of $486 million, which represents nearly 3.5% of its shares outstanding at the beginning of the quarter.
•Book value per share increased to $63.41 at March 31, 2023, from $60.81 at December 31, 2022 due to repurchases of common shares and operating results during the quarter.
•Book value per share, excluding accumulated other comprehensive income (AOCI), increased to $76.84 at March 31, 2023, from $74.88 at December 31, 2022.
•Loews cash and investments balance was $3.1 billion as of March 31, 2023.

CEO commentary:

“Our subsidiaries performed well this quarter. Loews Hotels produced stellar results and CNA recorded its highest ever quarterly underlying underwriting income.”
–James S. Tisch, President and CEO, Loews Corporation

Consolidated highlights:

	Three Months Ended March 31,
(In millions, except per share data)	2023	2022 (a)
Income before net investment losses	$400	$325
Net investment losses:
CNA	(25)	(3)
Net income attributable to Loews Corporation	$375	$322

Net income per share	$1.61	$1.29

	March 31, 2023	December 31, 2022 (a)

Book value per share	$63.41	$60.81
Book value per share excluding AOCI	76.84	74.88

(a)
As of January 1, 2023, Loews Corporation adopted Accounting Standards Update 2018-12, “Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (“ASU 2018-12”), which was applied retrospectively effective January 1, 2021. Previously reported amounts have been adjusted to reflect application of the new guidance. See pages 4 and 5 of this release for more information.

Three months ended March 31, 2023 compared to 2022

CNA:
•Net income attributable to Loews Corporation improved to $268 million from $265 million.
•Core income increased to $325 million from $298 million.
•Results include higher net investment income from fixed income securities and limited partnership and common stock investments.
•Underwriting results were lower due to higher net catastrophe losses and unfavorable net prior year loss reserve development partially offset by improved underlying underwriting income.
•Net income was negatively impacted by higher investment losses driven by sales of fixed income securities.
•Property and Casualty combined ratio was 93.9% compared to 91.9% in the prior year period. The underlying combined ratio was 90.8% compared to 91.4% in the prior year period.

Boardwalk:
•Net income decreased $5 million to $86 million compared to $91 million.
•EBITDA decreased $2 million to $256 million compared to $258 million.
•Net income and EBITDA decreased due to increased repairs and maintenance costs associated with pipeline safety regulatory requirements partially offset by higher revenues from recently completed growth projects, re-contracting at higher rates, and higher utilization-based revenues. Storage and parking and lending revenues also increased.

Loews Hotels:
•Net income increased $9 million to $24 million compared to $15 million.
•Adjusted EBITDA increased $19 million to $86 million compared to $67 million.
•Revenues increased due to improved occupancy and higher average daily room rates at many hotels.
•Higher revenues were partially offset by an increase in operating expenses due to higher demand levels.

Corporate & Other:
•Net loss improved $46 million to $3 million from $49 million due to higher net investment income.

Share Repurchases:
•On March 31, 2023, there were 228 million shares of Loews common stock outstanding.
•For the three months ended March 31, 2023, Loews repurchased 8.2 million shares of its common stock at an aggregate cost of $486 million.
•Depending on market conditions, Loews may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market, in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These measures are defined and reconciled to the most comparable GAAP measures on pages 6 and 7 of this release.

Earnings Remarks and Conference Calls

For Loews Corporation

–Today, May 1, 2023, earnings remarks will be available on our website.
–Remarks will include commentary from Loews’s president and chief executive officer and chief financial officer.

For CNA

–Today, May 1, 2023, at 9:00 a.m. ET.
–A live webcast will be available via the Investor Relations section of www.cna.com.
–To participate, dial 1-844-481-2830 (USA Toll Free) or +1-412-317-1850 (International).

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality, and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this news release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	Three Months Ended March 31,
(In millions)	2023	2022
Revenues:
CNA Financial (a)	$3,152	$2,885
Boardwalk Pipelines	397	381
Loews Hotels & Co	192	152
Investment income (loss) (b)	42	(16)
Total	$3,783	$3,402
Income (Loss) Before Income Tax:
CNA Financial (a) (c)	$371	$355
Boardwalk Pipelines	116	122
Loews Hotels & Co	34	22
Corporate: (d)
Investment income (loss), net	42	(16)
Other	(44)	(44)
Total (c)	$519	$439
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (c)	$268	$265
Boardwalk Pipelines	86	91
Loews Hotels & Co	24	15
Corporate: (d)
Investment income (loss), net	33	(13)
Other	(36)	(36)
Net income attributable to Loews Corporation (c)	$375	$322

(a)The three months ended March 31, 2023 and 2022 include net investment losses of $35 million and $11 million ($25 million and $3 million after tax and noncontrolling interests).
(b)Includes investment income (loss) from the parent company’s cash and investments.
(c)The effects of adopting ASU 2018-12 on the Selected Financial Information were as follows:

Three Months Ended March 31, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Income (Loss) Before Income Tax:
CNA Financial	$378	$(23)	$355
Total	462	(23)	439
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$281	$(16)	$265
Total	338	(16)	322
(d)The Corporate segment consists of investment income (loss) from the parent company's cash and investments, interest expense, corporate expenses, and the equity income (loss) of Altium Packaging.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	Three Months Ended March 31,
(In millions, except per share data)	2023	2022
Revenues:
Insurance premiums	$2,248	$2,059
Net investment income	569	432
Investment losses	(35)	(11)
Operating revenues and other	1,001	922
Total	3,783	3,402

Expenses:
Insurance claims and policyholders’ benefits (a)	1,653	1,478
Operating expenses and other	1,611	1,485
Total	3,264	2,963

Income before income tax (a)	519	439
Income tax expense (a)	(115)	(87)
Net income (a)	404	352
Amounts attributable to noncontrolling interests (a)	(29)	(30)
Net income attributable to Loews Corporation (a)	$375	$322

Net income per share attributable to Loews Corporation (a)	$1.61	$1.29

Weighted average number of shares	233.62	248.48

(a)The effects of adopting ASU 2018-12 on the Consolidated Financial Review were as follows:

Three Months Ended March 31, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Insurance claims and policyholders’ benefits	$1,455	$23	$1,478
Income before income tax	462	(23)	439
Income tax expense	(92)	5	(87)
Net income	370	(18)	352
Amounts attributable to noncontrolling interests	(32)	2	(30)
Net income attributable to Loews Corporation	338	(16)	322
Net income per share attributable to Loews Corporation	1.36	(0.07)	1.29

Definitions of Non-GAAP Measures and Reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains (losses). In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains (losses) because these are generally driven by economic factors that are not necessarily reflective of CNA’s primary operations. The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	Three Months Ended March 31,
(In millions)	2023	2022
CNA net income attributable to Loews Corporation	$268	$265
Investment losses	28	3
Consolidating adjustments including noncontrolling interests	29	30
Core income	$325	$298

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk net income attributable to Loews Corporation to EBITDA:

	Three Months Ended March 31,
(In millions)	2023	2022
Boardwalk net income attributable to Loews Corporation	$86	$91
Interest	39	42
Income tax expense	30	31
Depreciation and amortization	101	94
EBITDA	$256	$258

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, state and local government development grants, gains or losses on dispositions, asset impairments, and equity method income and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of EBITDA and excluding distributions in excess of basis.

The following table presents a reconciliation of Loews Hotels & Co net income attributable to Loews Corporation to Adjusted EBITDA:

	Three Months Ended March 31,
(In millions)	2023	2022
Loews Hotels & Co net income attributable to Loews Corporation	$24	$15
Interest	6	4
Income tax expense	10	7
Depreciation and amortization	16	15
EBITDA	56	41
Equity investment adjustments:
Loews Hotels & Co’s equity method income	(31)	(26)
Pro rata Adjusted EBITDA of equity method investments	62	53
Consolidating adjustments	(1)	(1)
Adjusted EBITDA	$86	$67

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to Pro rata Adjusted EBITDA of equity method investments:

	Three Months Ended March 31,
(In millions)	2023	2022
Loews Hotels & Co’s equity method income	$31	$26
Pro rata share of equity method investments:
Interest	12	9
Income tax expense
Depreciation and amortization	13	12
Distributions in excess of basis	6	5
Consolidation adjustments		1
Pro rata Adjusted EBITDA of equity method investments	$62	$53